EXHIBIT 10.4

                                SERVICE AGREEMENT


     AGREEMENT made this 5th day of May, 2000, by and between WOW Entertainment, Inc. (hereinafter referred to as the "Company"), and David McLane Enterprises, Inc. (hereinafter referred to as "DME").

     WHEREAS, the Company desires to retain the services of DME to perform the services as set forth herein; and

     WHEREAS, DME agrees to perform these services for the Company under the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Description of Services. DME agrees to act as consultant to the Company in its business operation. DME shall: a) act as executive producer of the Company's television programs; b) produce internet programming; c) maintain and develop the Company's talent; d) manage and market the Company's merchandising;
e) license the Company's programs; and f) perform such other duties as reasonably directed by the Company's President.

     DME agrees that it will, at all times, faithfully, industriously and to the best of its ability, experience and talents perform all of the duties that may be required of it pursuant to the terms of this Agreement. In addition, DME shall use its best efforts to produce the Company's television programs in compliance with: 1) all industry broadcast standards; 2) a production budget mutually agreed upon by the Company and DME; and 3) a production timetable to be agreed upon by DME


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and the distributor of the programs.

        2. Compensation. As full and complete compensation for DME providing the services described in Section One, the Company shall pay to DME a fee equal to $169,000 per year, payable monthly in accordance with the production budget attached hereto as Exhibit A, on or before the second day of each month. The first monthly payment shall be made on or before August 1, 2000. The fee for such services shall be reviewed annually and may be increased as appropriate to reflect increases in the cost of living, the success and prospects for the business, and the time and effort devoted by DME to the business of the Company. In no event, however, shall the fees be increased by more than 7% per annum without the approval of the majority of the Company's board of directors (or, if David McLane is the only director, without the approval of at least two (2) of the following individuals: David McLane, John Fisbeck, Carter Fortune).

        3. Independent Contractor Relationship. DME is retained by the Company only for the purposes and to the extent set forth in this Agreement. Its relationship to the Company during the term of this contract shall be that of an independent contractor. DME agrees to use its independent judgment and discretion in performing its duties and it shall be free to determine its methods of performance of services. DME is not an agent, servant or employee of the Company and shall not hold itself out as such. It shall have no authority to bind the Company for the performance of any services or to otherwise obligate the Company, its authority and responsibility being specifically limited to providing the advice requested of it under the provisions of this Agreement. DME shall not be considered, under the provisions of this Agreement or otherwise, as having employee status with the Company. It is the intent of the parties to carry out this Agreement under the provisions of this section and, it is mutually agreed, the parties will strive to maintain the integrity of that relationship.


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     4. Term. This Agreement shall commence May 5, 2000, and shall remain in effect until it is terminated. Without the payment of any termination fee and upon thirty (30) days prior written notice to DME, the Company may terminate this Agreement if: 1) DME materially fails or willfully refuses to perform its duties hereunder; 2) one of DME's officers commits a criminal, fraudulent or willful tortuous act that relates to the services to be provided under this Agreement or otherwise adversely impacts the Company; or 3) the Company decides not to produce a television program. With the payment of a termination fee in an amount equal to the greater of (i) $169,000; or (ii) the amount previously paid to DME by the Company pursuant to the terms of this Agreement during the prior fiscal year and upon ninety (90) days prior written notice to DME, the Company may terminate this Agreement for any reason. Upon one hundred and eighty (180) days prior written notice to the Company, DME may terminate this Agreement for any reason.

     5. Assignment. This Agreement is personal to the parties hereto and may not be assigned by either party, in whole or in part, without prior written consent of the other party.

     6. Modification. This Agreement may only be modified by a written amendment executed by each of the parties hereto.

     7. Applicable Law. This Agreement and any amendments hereto shall be governed by and construed in accordance with the laws of the State of Indiana.

     8. Severability. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement shall not affect the remaining portions of this Agreement, or any part thereof, and in case of any such invalidity, this Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted.


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     9. Entire Agreement. This Agreement contains the entire agreement of the parties. All other agreements, representations and warranties of the parties whether oral or written are merged herein and have no force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein first written above.

                                    WOW ENTERTAINMENT, INC.



                             By: /s/ David B. McLane
                                -----------------------------------


                                    DAVID MCLANE ENTERPRISES, INC.



                             By: /s/ David B. McLane
                                -----------------------------------





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